EXHIBIT 10.05
                                                                   -------------



                         AMENDMENT AND WAIVER AGREEMENT
                         ------------------------------

         AMENDMENT AND WAIVER AGREEMENT (this "AMENDMENT AGREEMENT") dated as of June 12, 2000 by and between DSL.net, Inc. (the "BORROWER") and Fleet National Bank (the "BANK"), amending a certain Credit Agreement by and between the Borrower and the Bank dated as of May 12, 1999 (the "CREDIT AGREEMENT").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, pursuant to the terms of the Credit Agreement, the Bank has made loans to the Borrower; and

         WHEREAS, the Borrower has requested that the Bank waive certain Events of Defaults which exist under the Credit Agreement and amend certain terms and conditions of the Credit Agreement; and

         WHEREAS, the Bank is willing to waive such Events of Default and amend certain terms and conditions of the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SS.1. DEFINITIONS. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as therein.

         SS.2. RATIFICATION OF EXISTING AGREEMENTS. All of the Borrower's obligations and liabilities to the Bank as evidenced by or otherwise arising under the Credit Agreement, the Note and the other Loan Documents, except as otherwise expressly modified in this Amendment Agreement upon the terms set forth herein, are, by the Borrower's execution of this Amendment Agreement, ratified and confirmed in all respects. In addition, by the Borrower's execution of this Amendment Agreement, the Borrower represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations and liabilities.

         SS.3. REPRESENTATIONS AND WARRANTIES; ACKNOWLEDGMENT. The Borrower hereby represents and warrants to the Bank as follows:

                  (a) All of the representations and warranties made by the Borrower in the Credit Agreement, the Note and the other Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that (i) such representations are updated as set forth on

         Schedule A attached hereto or (ii) any of such representations and warranties expressly relate by their terms to a prior date and for matters previously disclosed to the Bank in writing; and

                  (b) After giving effect to the transactions contemplated hereby, no Event of Default under and as defined in any of the Loan Documents has occurred and is continuing on the date hereof.

         SS.4. CONDITIONS PRECEDENT. The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

                  (a) Representations and Warranties. All of the representations and warranties made by the Borrower herein, whether directly or incorporated by reference, shall be true and correct on the date hereof, except as provided in ss.3 hereof.

                  (b) Performance; No Event of Default. The Borrower shall have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and, after giving effect to the transactions contemplated hereby, there shall exist no Event of Default or condition which, with either or both the giving of notice of the lapse of time, would result in an Event of Default upon the execution and delivery of this Amendment Agreement.

                  (c) Corporate Action. All requisite corporate action necessary for the valid execution, delivery and performance by the Borrower of this Amendment Agreement and all other instruments and documents delivered by the Borrower in connection therewith shall have been duly and effectively taken.

                  (d) Delivery. The parties hereto shall have executed and delivered this Amendment Agreement, in form and substance satisfactory to the Bank.

                  (e) Fees and Expenses. The Borrower shall have paid to the Bank all reasonable fees and expenses incurred by the Bank in connection with this Amendment Agreement, the Credit Agreement and the other Loan Documents. In addition the Borrower shall have paid one-half of all reasonable fees and expenses incurred by the Bank in connection with the other potential financing arrangements discussed between the Borrower and the Bank on or prior to the date hereof, including, without limitation, the fees and expenses set forth in that certain bill from Bank's counsel dated June 26, 2000 previously delivered to Borrower (the "June Bill").

         SS.5.      AMENDMENTS TO THE CREDIT AGREEMENT.

                  5.1. AMENDMENT TO SS.1. Section 1 of the Credit Agreement is hereby amended by adding the following new definition of "Qualified Financial Institution" to such Section in the proper alphabetical order to read as follows:

         "Qualified Financial Institution: Either (i) a licensed broker/dealer located in the United States having net capital of not less than $1,000,000,000 or (ii) a bank or trust company organized under the laws of the United States or any state thereof having net capital of not less than $1,000,000,000."

                  5.2. AMENDMENT TOSS.7.1(F). Section 7.1(f) of the Credit Agreement is hereby amended in its entirety to read as follows:

         "(f) maintain (i) Borrower's primary bank operating accounts with the Bank, (ii) its Subsidiaries' primary bank operating accounts at the locations listed on Schedule 7.1(f) hereto, and (iii) all other operating accounts solely at any office located in the United States of any Qualified Financial Institution; and"

                  5.3. AMENDMENT TOSS.7.2(C). Section 7.2(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

         "(c) make any Investments other than Investments in (i) marketable obligations of the United States maturing within one (1) year, (ii) certificates of deposit, bankers' acceptances and time and demand deposits of United States banks having total assets in excess of $1,000,000,000, (iii) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P1" if rated by Moody's Investors Service, Inc., and not less than "A1" if rated by Standard and Poor's Rating Group, (iv) Investments in money market mutual funds which invest substantially all of their assets in assets satisfying the requirements of clauses (i), (ii) or (iii) of this subsection (c) or in repurchase agent agreements secured by any one or more of the Investments in which the Borrower is permitted to invest pursuant to clauses (i), (ii) or (iii) of this subsection (c); (v) Subsidiaries, (vi) other Investments existing on the date hereof and listed on Schedule 7.2(c) hereto or similar investments maintained with the Bank, (vii) 78,370 shares of the Series F Preferred Stock of LiveVault Corporation purchased on May 22, 2000 for an aggregate purchase price of $500,000.60 or (viii) such other Investments as the Bank may from time to time approve in writing;"

         SS.6. WAIVERS. Subject to the satisfaction of the conditions set forth herein, the Bank waives those Events of Default that have occurred under the Credit Agreement as a result of the Borrower's failure on or before July 31, 2000 to comply with those sections of the Credit Agreement set forth on Schedule 1 attached hereto. The waiver set forth in this ss.6 shall be effective only for those Events of Defaults contained in the existing Credit Agreement as specified in the preceding sentence occurring on or before July 31, 2000 and such waiver shall not entitle the Borrower to any future waiver in similar or other circumstances. Without limiting the foregoing, upon the occurrence of an Event of Default after July 31, 2000, or if an Event of Default has occurred and is continuing on the date hereof that is not set forth on Schedule 1, the Bank shall be free in its sole and absolute discretion to accelerate the payment in full of the Borrower's indebtedness to the Bank under the Credit Agreement and the other Loan Documents, and may, if the Bank so elects, proceed to enforce any or all of the Bank's rights under or in respect of the Credit Agreement and the other Loan Documents and applicable law.

         SS.7. NO WAIVER BY BANK. Except as otherwise expressly provided for herein, nothing in this Amendment Agreement shall extend to or affect in any way the Borrower's obligations or the Bank's rights and remedies arising under the Credit Agreement or the other Loan Documents, and the Bank shall not be deemed to have waived any or all of its remedies with respect to any Event of Default (other than an Event of Default arising under the Credit Agreement as a result of the Borrower's failure to comply with those sections of the Credit Agreement set forth on Schedule 1 attached hereto and then only to the extent set forth in ss.6 hereof) or event or condition which, with notice or the lapse of time, or both would become an Event of Default and which upon the Borrower's execution and delivery of this Amendment Agreement might otherwise exist or which might hereafter occur.

         SS.8. ADDITIONAL COVENANTS. Without any prejudice or impairment whatsoever to any of the Bank's rights and remedies contained in the Credit Agreement and the covenants contained therein, the Note or in any of the other Loan Documents, the Borrower additionally covenants and agrees with the Bank as follows:

                  (a) On or before August 20, 2000, the Borrower shall pay in full all of the remaining fees and expenses due and owing under the June Bill.

                  (b) The Borrower shall comply and continue to comply with all of the terms, covenants and provisions contained in the Credit Agreement, the Note and the other Loan Documents, except as such terms, covenants and provisions are expressly modified by this Amendment Agreement upon the terms set forth herein.

                  (c) The Borrower will provide to the Bank such financial information as the Bank may reasonably request from time to time and at the Borrower's expense.

                  (d) The Borrower shall at any time or from time to time execute and deliver such further instruments, and take such further action as the Bank may reasonably request, in each case further to effect the purposes of this

         Amendment Agreement, the Credit Agreement, the Note and the other Loan Documents.

         The Borrower expressly acknowledges and agrees that any failure by the Borrower to comply with the terms and conditions of this ss.8 or any other provisions contained in this Amendment Agreement shall constitute an Event of Default under the Credit Agreement.

         SS.9. EXPENSES. The Borrower agrees to pay to the Bank upon demand (a) an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements and appraisal expenses) incurred or sustained by the Bank in connection with the preparation of this Amendment Agreement and related matters, including without limitation, any reasonable legal fees in connection with any proposed amendments or financing arrangements between the Borrower and the Bank and (b) from time to time any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements) hereafter incurred or sustained by the Bank in connection with the administration of credit extended by the Bank to the Borrower or the preservation of or enforcement of the Bank's rights under the Credit Agreement, the Note or the other Loan Documents or in respect of any of the Borrower's other obligations to the Bank.

         SS.10.     MISCELLANEOUS.

                  (a) This Amendment Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  (b) Except as otherwise expressly provided by this Amendment Agreement, all of the respective terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment Agreement and the Credit Agreement be read and construed as one instrument, and all references in the Loan Documents to the Credit Agreement shall hereafter refer to the Credit Agreement, as amended by this Amendment Agreement

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as an instrument under seal as of the date first written above.

                                      FLEET NATIONAL BANK

                                      By: /s/ Suzanne M. McKay
                                         ------------------------------

                                      Its: Vice President

                                      DSL.NET, INC.


                                      By: /s/ S. Zamansky
                                         ------------------------------
                                      Its: Vice President